Exhibit 99.1

The First Bancshares to Participate in Virtual Gulf South Bank Conference and D.A. Davidson 23rd Annual Financial Institutions Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 29, 2021--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will participate in the 2021 Gulf South Bank Conference, which is being held virtually, on May 3, 2021 through May 4, 2021 and will have one-on-one meetings with certain bank stock analysts and investors. The First Bancshares, Inc. will also participate in the D.A. Davidson 23rd Annual Financial Institutions Virtual Conference which is being held on May 5, 2021 through May 6, 2021 and will have one-on-one meetings with certain bank stock analysts and investors.

The presentation prepared for use during these meetings will be available at the company’s website www.thefirstbank.com under Investor Relations>News & Events>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998